U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2016

Arkados Group, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Suite 320
Newark, NY 07103
(Address of principal executive offices)

Telephone: (862) 393-1988
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On April 22, 2016 (the “Issuance Date”), the sole director of Arkados Group, Inc. (the “Company”) approved the issuance of shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and the grant of options to purchase shares of Common Stock (such issuances and grants together as the “Compensation Issuance”) to certain of its key employees (the “Key Employees”) including Terrence DeFranco, the Company’s Chief Executive Officer, as detailed below. The purpose of the Compensation Issuance was to compensate the Key Employees for services rendered to the Company.

The Compensation Issuance to Mr. DeFranco consisted of 500,000 shares of Common Stock, options to purchase 500,000 shares of Common Stock at $0.60 per share, options to purchase 300,000 shares of Common Stock at $1.20 per share and options to purchase 300,000 shares of Common Stock at $2.00 per share. Each of the foregoing issuances of Common Stock and options to purchase Common Stock was fully vested upon the Issuance Date and each of the options has a ten (10) year exercise period.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arkados Group, Inc. (Registrant)

May 16, 2016	By:	/s/ Terrence DeFranco
Terrence DeFranco Chief Executive Officer